                                                                    Exhibit 10.5

                          LOAN AND SECURITY AGREEMENT
                                   No. 11010

     This LOAN AND SECURITY AGREEMENT, dated as of June 15, 1999 is entered by and between:

     (1) ONVIA.COM, INC. (formerly d/b/a MEGADEPOT.COM), a Washington corporation ("Borrower"); and

     (2)  DOMINION VENTURE FINANCE L.L.C. ("Lender").

                                   RECITALS
                                   --------

     A. Borrower desires to obtain a loan upon the security of certain equipment owned or to be acquired by Borrower.

     B. Lender is willing to make a loan upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements set forth herein, the parties agree as follows:

ARTICLE 1.  DEFINITIONS.

     For purposes of this Loan Agreement the following capitalized terms shall have the meanings set forth below:

     1.1  "Business Day" shall mean any day on which commercial banks are not
           ------------
authorized or required to close in San Francisco, California.

     1.2  "Closing" shall mean the date, time and place as the parties may agree
           -------
for the consummation of the loan contemplated hereby.

     1.3  "Collateral" shall have the meaning set forth in Section 3.1 of this
           ----------
Loan Agreement.

     1.4  "Commitment" shall have the meaning set forth in Section 2.1 of this
           ----------
Loan Agreement.

     1.5  "Commitment Termination Date" shall have the meaning set forth in
           ---------------------------
Section 2.1 of this Loan Agreement.

     1.6  "Contractual Obligation" of any Person shall mean, any indenture,
           ----------------------
note, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

     1.7   "Default" shall mean any event or circumstance not yet constituting
            -------
an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

     1.8   "Default Rate" shall mean, as of any date of determination, an
            ------------
interest rate per annum equal to five percent (5%) in excess of the rate per annum otherwise applicable on such date.

     1.9   "Disclosure Schedule" shall have the meaning set forth in Article 5
            -------------------
of this Loan Agreement.

     1.10  "Eligible Equipment" shall mean computers, furniture, Softcosts, and
            ------------------
office equipment, to the extent acceptable to Lender; provided that the aggregate value of Softcosts, defined as software and leasehold improvements, is not to exceed 25% of the total equipment funded. All New Equipment to be purchased by Borrower and intended to constitute Collateral must be approved by Lender and shall be valued at cost (net of freight, taxes, installation and similar costs). All Used Equipment owned by Borrower as of the date of this Loan Agreement, or acquired by Borrower after the date of this Loan Agreement in one or more transactions, and which Borrower intends to constitute Collateral must be approved by Lender and shall be valued using straight line depreciation from the original cost (net of freight, taxes, installation and similar costs) over thirty-six (36) months. All appraisal costs shall be borne by Borrower.

     1.11  "Environmental Laws" means all Requirements of Law relating to the
            ------------------
protection of human health or the environment, including, without limitation,
(a) all Requirements of Law, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Requirements of Law pertaining to the protection of the health and safety of employees or the public.

     1.12  "Equipment" shall have the meaning set forth in Section 3.1 of this
            ---------
Loan Agreement.

     1.13  "Event of Default" shall have the meaning set forth in Section 10.1
            ----------------
of this Loan Agreement.

     1.14  "Financial Statements" shall mean, with respect to any accounting
            --------------------
period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles. Unless otherwise indicated, each reference to Financial Statements of any Person-shall be deemed to refer to Financial Statements prepared on a consolidated basis.

     1.15  "Governmental Authority" shall mean any domestic or foreign national,
            ----------------------
state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.16  "Governmental Rule" shall mean any law, rule, regulation, ordinance,
            -----------------
order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     1.17  "Indebtedness" of any Person shall mean and include the aggregate
            ------------
amount of, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (d) all obligations under capital leases of such Person, (e) all obligations or liabilities of others secured by a lien on. any asset of such Person, whether or not such obligation or liability is assumed, (f) all guaranties of such Person of the obligations of another Person; (g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property),
(h) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (i) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

     1.18  "Lien" shall mean, with respect to any property, any security
            ----
interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

     1.19  "Loan" shall have the meaning set forth in Section 2.1 of this Loan
            ----
Agreement.

     1.20  "Loan Agreement" shall mean this Loan and Security Agreement.
            --------------

     1.21  "Make-Whole Premium" shall mean an amount equal to the greater of (i)
            ------------------
zero and (ii) the excess of (x) the sum of the present values, at the date of prepayment, of the amount of each remaining scheduled payment of interest on and principal on (and the final payment pursuant to Section 2.2.4 with respect to) the Loans prepaid, or portion of such payment, which will not be required to be made as a result of such prepayment (each such payment an "Amount Payable" and each such Amount Payable to be discounted separately at the Treasury Rate, compounded monthly, from the date such Amount Payable would be due), over (y) the principal amount of the Loans prepaid. The "Treasury Rate" shall be the rate set forth in The Wall Street Journal for actively traded U.S. Treasury securities having a maturity of one year on the third Business Day prior to the date of prepayment, but shall in no event be greater than eight percent (8%).

     1.22  "Material Adverse Effect" shall mean a material adverse effect on (a)
            -----------------------
the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower and its Subsidiaries to pay or perform the Obligations in accordance with the terms of this Loan Agreement and the other Operative Documents and to avoid an Event of Default under any Operative Document; or (c) the rights and remedies of Lender under this Loan Agreement, the other Operative Documents or any related document, instrument or agreement.

     1.23  "New Equipment" shall mean Eligible Equipment purchased with the
            -------------
proceeds of a Loan or placed in service not more than ninety (90) days prior to the date of funding of the applicable Loan.

     1.24  "Note" shall mean a promissory note or notes of Borrower
            ----
substantially in the form attached as Exhibit A hereto.

     1.25  "Obligations" shall mean and include all loans, advances, debts,
            -----------
liabilities, and obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under Sections 2.2.2, 2.2.3 and 2.2.4, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Loan Agreement or the other Operative Documents, including, without limitation, all interest, Make-Whole Premium, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     1.26  "Operative Documents" shall mean, collectively, the Loan Agreement,
            -------------------
the Notes and the other documents executed in connection herewith.

     1.27  "Permitted Liens" shall mean and include: (a) Liens for taxes or
            ---------------
other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Lender for the eventual payment thereof if subsequently found payable; (b) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Lender for the eventual payment thereof if subsequently found payable; and (c) Liens in favor of Lender; (d) Liens on any of the Company's assets other than the Equipment; and (e) Liens subordinate to those of the Lender.

     1.28  "Person" shall mean and include an individual, a partnership, a
            ------
corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

     1.29  "Requirement of Law" applicable to any Person shall mean (a) the
            ------------------
articles or certificate of incorporation, bylaws or other governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     1.30  "Subsidiary" of any Person shall mean (a) any corporation of which
            ----------
more than fifty percent (50%) of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other association of which more than fifty percent (50%) of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other subsidiaries and (c) any other Person included in the financial statements of such Person on a consolidated basis. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

     1.31  "Used Equipment" shall mean Eligible Equipment which is not New
            --------------
Equipment.

ARTICLE 2.  THE LOANS.

     2.1   Commitment.  Subject to the terms and conditions of this Loan
           ----------
Agreement, from time to time on or prior to June 15, 2000 (the "Commitment Termination Date), Lender agrees to advance to Borrower term loans (the "Loans") in an aggregate principal amount of up to Three Million Dollars ($3,000,000) (the "Commitment"). Loans shall be made not more often than monthly.

     2.2   Loan Payments.
           -------------

           2.2.1  Loan Interest.  Borrower shall pay interest in advance on the
                  -------------
unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, at an initial rate of interest equal to eight percent (8%) per annum, based upon a year of 360 days and actual days elapsed. At each funding under the Loan, the Interest Rate will be adjusted based on the change in yield, if any, for U.S. Treasury Notes of comparable maturity as quoted in the Wall Street Journal three days before the date of funding. The Treasury rate assumed for the initial rate of interest above for 36 (month Treasury Notes is 5.22%. For each basis point change from this Treasury rate, the Interest Rate will be adjusted by one basis point and a new Interest Rate calculated. The Interest Rate for each funding shall be fixed for each Loan Term. f Borrower pays interest on such Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

          2.2.2  Payments of Principal and Interest.  Borrower shall make
                 ----------------------------------
thirty-six (36) equal payments of principal and interest (payable in advance), which payments shall fully amortize the principal and interest due on the Loan over such thirty-six (36) month period, on the first Business Day of each month until the Loan is paid in full.

          2.2.3  Interim Interest Payment.  Concurrently, with the funding of
                 ------------------------
each Loan, Borrower shall make an advance payment of interest for the period from the date of funding to the first Business Day of the month after the funding of such Loan.

          2.2.4  Final Payment.  On the date on which the last payment is due
                 -------------
under Section 2.2.2 with respect to each Loan, Borrower shall pay to Lender, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Loan, an amount equal to fifteen percent (15%) of the original principal amount of such Loan.

          2.2.5  Prepayment.  Upon three (3) Business Days' prior written notice
                 ----------
to Lender, Borrower may, at its option, at any time, prepay all and not less than all of the Loans, (or in the case of a prepayment pursuant to Section 6.10, in an amount equal to the replacement value of the item of Equipment) at a prepayment price equal to the outstanding principal amounts of the Loans, (or in the case of a prepayment pursuant to Section 6.10, in an amount equal to the replacement value of the item of Equipment), plus interest accrued thereon through and including the date of such prepayment, plus a premium equal to the Make-Whole Premium. If an Event of Default occurs and is continuing, and Lender exercises its right under Section 10 to accelerate the Loan, Borrower expressly agrees that the amount then due and payable shall include the Make-Whole Premium as of the date of such acceleration.

          Use of Proceeds;  the Loan and the Note; Disbursement.
          -----------------------------------------------------

          2.2.6  Use of Proceeds.  The proceeds of the Loan shall be used solely
                 ---------------
for purchasing Eligible Equipment.

          2.2.7  The Loan and the Notes.  The obligation of Borrower to repay
                 ----------------------
the aggregate unpaid principal amount of and interest on each Loan shall be evidenced by a Note setting forth the principal amount of such Loan and the payments due with respect thereto. Any failure by Lender to obtain or retain such a Note shall not limit or otherwise affect the obligations of Borrower to pay amounts due hereunder with respect to a Loan.

          2.2.8  Disbursement.  Subject to the satisfaction of the conditions
                 ------------
set forth in this Agreement, Lender shall disburse each Loan to Borrower as directed in writing by Borrower.

     2.3  Other Payment Terms.
          -------------------

          2.3.1  Place and Manner.  Borrower shall make all payments due to
                 ----------------
Lender in lawful money of the United States, in immediately available funds, at the address for payments specified in Section 11.5.

          2.3.2  Date.  Whenever any payment due hereunder shall fall due on a
                 ----
day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          2.3.3  Default Rate.  If any amounts required to be paid by Borrower
                 ------------
under this Agreement or the other Operative Documents (including principal or interest payable on the Loan, any fees or other amounts) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from the date due until such past due amounts are paid in fall, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days and actual days elapsed.

          2.3.4  Commitment Fee.  Lender has received a commitment fee from
                 --------------
Borrower in the amount of $4,000 (the "Commitment Fee"). The Commitment Fee will be applied by Lender pro rata (based on the ratio of the principal amount of the Loan to the amount of the Commitment) to the Advance Payment delivered to Lender under Section 3.2 in connection with each Loan. If all or any part of the Commitment is not funded prior to the Commitment Termination Date, any portion of the Commitment Fee not set aside for application as set forth in the previous sentence shall be retained by Lender as compensation for expenses.

ARTICLE 3.  CREATION OF SECURITY INTEREST.

     3.1  Grant of Security Interest.  As collateral security for the
          --------------------------
Obligations, Borrower hereby grants to Lender a continuing security interest in and to the following property and interests in property of Borrower (the "Collateral"):

          All right, title, interest, claims and demands of Borrower in and to each and every item of equipment, fixtures or personal property now or hereafter listed on Schedule I hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

Schedule I and Schedule II shall be deemed amended upon the execution of each
----------     -----------
Note to identify (i) the items of Equipment financed with the Loan evidenced by such Note and in which a security interest is granted hereunder and (ii) the locations of such items of Equipment, and such amendment shall be effective whether or not a listing of such items or locations is actually appended thereto.

     3.2   Advance Payment.  As additional security for the Obligations,
           ---------------
Borrower shall deposit with Lender upon the Closing an amount equal to the last month's payment on the amount of the Commitment (the "Advance Payment") which shall be held by Lender (without payment of interest thereon). A pro rata portion of the Advance Payment shall be deemed to pay as of the date of this Loan Agreement the last payment due on each Loan. If the Commitment is not fully utilized by the Commitment Termination Date, Lender shall retain the unutilized portion of the Advance Payment as compensation for expenses. Borrower hereby grants to Lender a security interest in such Advance Payment. Lender shall be under no obligation to segregate the Advance Payment from its other funds.

     3.3   Liabilities Unconditional.  Borrower is and shall remain absolutely
           -------------------------
and unconditionally liable for the performance of its obligations under the Operative Documents, including without limitation any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under the Note or pursuant to any other Operative Document.

ARTICLE 4. CLOSING.

     4.1   Conditions to Closing.  The obligation of Lender to fund a Loan shall
           ---------------------
be subject to the following conditions precedent:

           4.1.1  Conditions to Closing.  Lender shall have received in
                  ---------------------
connection with the Closing in form and substance satisfactory to Lender.

                  (a)    This Loan Agreement, duly executed by Borrower;

                  (b) Copies, certified by the Secretary or Assistant Secretary of Borrower, of: (A) the Articles of Incorporation and Bylaws of Borrower (as amended to the date of this Loan Agreement), (B) the resolutions adopted by Borrower's board of directors authorizing the transaction and the documents being executed in connection therewith, and (C) the incumbency of the officers executing this Loan Agreement and the other Operative Documents on behalf of Borrower.

                  (c) Subject to the restrictions set forth in the definition of Eligible Equipment, if a Loan includes software which is intended to become Collateral under such Loan and the aggregate cost of such software exceeds Thirty Thousand Dollars ($30,000), then Lender may request that assignment or sublicensing documentation in form and substance satisfactory to Lender be executed prior to the inclusion of the software as Collateral under such Loan and Borrower shall use commercially reasonable efforts to accommodate said request with the vendor of such software.

               (d) Good Standing Certificate(s) (including tax status if available) with respect to Borrower from Borrower's state of incorporation and principal place of business, if different,
                    (each) dated a date reasonably close to the date of this Loan Agreement.

               (e) Evidence of the insurance coverage required by Section 6.6 of this Loan Agreement.

               (f) All necessary consents of shareholders and other third parties, if any, with respect to the subject matter of the Loan Agreement and the other documents being executed in connection therewith.

               (g) All other documents as Lender shall have reasonably requested.

        4.1.2  Conditions to Funding of Each Loan. Prior to the funding of each
               ----------------------------------
Loan, the following conditions with respect to such Loan shall have been satisfied or waived by Lender:

               (a) Borrower shall have executed and delivered a Note prepared by Lender setting forth the terms of the Loan.

               (b) Borrower shall have provided to Lender, with respect to the Equipment constituting Collateral, such invoices, bills of sale, receipts, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full of the purchase price of such Equipment, each in form and substance reasonably satisfactory to Lender; and, except with the prior written consent of Lender which shall not be unreasonably withheld, all such Equipment shall be Eligible Equipment and acceptable to Lender as to value and type.

               (c) Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral and the priority thereof.

               (d) No Event of Default or Default shall have occurred and be continuing.

               (e) In Lender's sole discretion, there shall not have occurred any Material Adverse Effect.

               (f) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party, as modified by any Disclosure Schedule, shall be true and correct in all material respects as if made on the date of funding of the Loan and the items listed on such Disclosure Schedule shall be reasonably acceptable to Lender.

               (g) Each of the Operative Documents remains in full force and effect.

               (h) The requested date of funding the Loan shall not be later than June 15, 2000.

               (i) Borrower shall have provided to Lender a Landlord Waiver in the form of Exhibit B hereto or otherwise in form and substance satisfactory to Lender, from each owner of record of real property at which items of Collateral will be located, setting forth the rights of Lender with respect to such items of Collateral.

               (j) Borrower shall have provided to Lender a UCC-1 financing statement duly executed by Borrower for each state (and county, if applicable) in which Equipment financed by the Loan is or will be located.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BORROWER

     Except as set forth on Schedule II hereto (the "Disclosure Schedule"),
                            -----------
Borrower represents and warrants to Lender:

     5.1  Due Incorporation, Qualification. etc.  Each of Borrower and its
          -------------------------------------
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

     5.2  Authority.  The execution, delivery and performance by Borrower of
          ---------
each Operative Document to be executed by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

     5.3  Enforceability.  Each Operative Document executed, or to be executed,
          --------------
by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

     5.4  Non-Contravention.  The execution and delivery by Borrower of the
          -----------------
Operative Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any Requirement of Law applicable to Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Borrower, or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Borrower (except such Liens as may be created in favor of Lender pursuant to this Loan Agreement or the other Operative Documents).

     5.5  Approvals.  No consent, approval, order or authorization of, or
          ---------
registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby.

     5.6  No Violation or Default.  None of Borrower or Borrower's Subsidiaries
          -----------------------
is in violation of or in default with respect to (i) any Requirement of Law;
(ii) any Contractual Obligation (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, none of Borrower or Borrower's Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

     5.7  Litigation.  No actions (including, without limitation, derivative
          ----------
actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or Borrower's Subsidiaries at law or in equity in any court or before any other Governmental Authority which if adversely determined (i) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Operative Documents or the transactions contemplated thereby.

     5.8  Title.  Borrower has good and marketable title to all Collateral, free
          -----
and clear of all Liens, other than Permitted Liens.

     5.9  Financial Statements.  The Financial Statements of Borrower which have
          --------------------
been delivered to Lender (i) are in accordance with the books and records of Borrower and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with generally accepted accounting principles; and (iii) fairly present the consolidated financial position of Borrower as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. As of the date hereof, none of Borrower or any of Borrower's Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the most recent audited Financial Statements furnished by Borrower to Lender prior to the date hereof.

     5.10 Governmental Charges.  To Borrower's knowledge, each of Borrower and
          --------------------
its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it. To Borrower's knowledge, Borrower and Borrower's Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise, except such Governmental Charges, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principals) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

     5.11  Catastrophic Events; Labor Disputes.  None of Borrower or Borrower's
           -----------------------------------
Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or Borrower's Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

     5.12  No Material Adverse Effect.  To Borrower's knowledge, no event has
           --------------------------
occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

     5.13  Accuracy of Information Furnished.  None of the Operative Documents
           ---------------------------------
and none of the other certificates, statements or information furnished to Lender by or on behalf of Borrower or Borrower's Subsidiaries in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.14  First Priority.  Assuming the timely filing of financing statements
           --------------
covering the Collateral, the security interest granted hereby constitutes a first priority security interest in and Lien on all of the Collateral, subject only to Permitted Liens.

     5.15  Principal Place of Business.  The principal place of business and
           ---------------------------
chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral is set forth in Section 11.5.

ARTICLE 6.  COVENANTS OF BORROWER.

     While any Obligations remain outstanding:

     6.1   Financial Statements; Other Information.  Borrower shall provide to
           ---------------------------------------
Lender the financial statements specified in this Section 6.1, prepared in accordance with generally accepted accounting principles, consistently applied (except, in the case of unaudited financial statements, for the absence of footnotes and normal year-end adjustments); provided, however, that after the effective date of the initial registration statement covering a public offering of Borrower's securities, Borrower shall only be required to deliver those financial statements required to be filed by the Securities and Exchange Commission, to be provided as soon as practicable and no less frequently than quarterly.

          6.1.1 As soon as practicable (and in any event within thirty (30) days after the end of each month), a reasonably detailed balance sheet as of the end of such month and the related statements of income or loss, cash flow and capital structure of the Borrower during such month (including notification of the commencement of any material litigation by or against Borrower), certified by Borrower's Chief Executive Officer or Chief Financial Officer fairly to present the data reflected therein.

          6.1.2 As soon as practicable (and in any event within ninety (90) days alter the end of each fiscal year), audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit, cash flows and capital structure of Borrower for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and opinion of the independent certified public accountants of recognized national standing selected by Borrower.

     6.2  Other Information.  Borrower shall simultaneously provide to Lender
          -----------------
copies of all reports (including, but not limited to financial), that are sent to shareholders of the Company.

     6.3  Suits.  Borrower shall deliver to Lender, promptly after the
          -----
commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which suits or proceedings if decided adversely to Borrower could reasonably be expected to have a Material Adverse Effect.

     6.4  Financing Statements and Other Actions Regarding Collateral.  At the
          -----------------------------------------------------------
reasonable request of Lender, Borrower shall join Lender in executing and delivering one or more financing statements or other documents or instruments in form and substance satisfactory to Lender for filing or recording in any state, county or other jurisdiction Lender or its legal counsel reasonably deems advisable to perfect the security interests granted hereunder. Borrower agrees that Lender may file this Loan Agreement as a Financing Statement in any such jurisdiction.

     6.5  Corporate Identity.  Borrower shall notify Lender in writing prior to
          ------------------
any change in Borrower's principal place of business or chief executive office and any proposed or actual change of Borrower's name, identity or corporate structure.

     6.6  Insurance.  Borrower shall, at its own expense, maintain the following
          ---------
types of insurance, with companies with an A-5 Best rating or better, acceptable to Lender:

          6.6.1 Personal property insurance on all property owned by Borrower (including without limitation all of the Equipment) in an agreed amount based upon the following:

                 (a) Standard "all risk" property insurance, including boiler and machinery insurance, and flood insurance if any Equipment is located in an identified "flood hazard area," in which flood insurance has been made available pursuant to the National Flood Insurance Act of 1968;

                 (b) The amount of such insurance covering the Equipment shall be not less than the fair market value of the Equipment. The amount of such -insurance allocable to loss or damage or personal property shall not have a deductible in excess of One Thousand Dollars ($1,000) per occurrence. Such insurance shall contain an endorsement issued by the insurer (as opposed to a certificate issued by an agent of the insurer) in which Lender is named as loss payee with respect to the Equipment, and shall set aside the amount stated in Section 6.6.1(b) for the sole benefit of, and payable directly to, Lender. Employee dishonesty insurance payable to Lender with respect to the theft of the Equipment. Business interruption insurance in an amount at all times of Two Hundred Fifty Thousand Dollars ($250,000) per occurrence. Commercial general liability insurance covering bodily injury (including death) and property damage, naming Lender, its directors, officers, agents and employees as an Additional Insureds on all policies (evidenced by an endorsement issued by the insurer (as opposed to a certificate issued by an agent of the insurer)), and providing total limits in amounts as are at the time carried by entities engaged in the same or similar business and which are similarly situated, but in no event less than Two Million Dollars ($2,000,000) for combined single limit occurrence. All such policies shall cover any injury or damage occasioned by, or occurring upon, Borrower's premises, products, operations and, at Lender's option, explosion, collapse and underground hazards. All such policies shall contain contractual liability coverage including all liability assumed under this agreement, and a cross liability clause providing that such insurance shall, except with respect to the limits of liability, apply separately to each insured. Workers compensation insurance. All insurance specified in this Section 6.6 shall be primary over, and in no event shall, any insurance carried by Lender be called upon to contribute to any loss relating to or arising out of this Loan Agreement. All insurance shall be in effect, and shall be evidenced by policies and/or endorsements delivered to Lender no later than twenty (20) days after the date upon which Borrower executes this Loan Agreement. Notwithstanding anything to the contrary contained in this Loan Agreement, Lender shall have no obligation to purchase any Equipment until all policies are in place. All such policies shall provide for at least thirty (30) days' prior written notice to Lender in the event of any cancellation, non-renewal or material change in coverage, and Lender shall receive a copy of any and all endorsements or other documentation relating to such policies.

     6.7  Title.  Borrower shall promptly notify Lender in writing of any event
          -----
which materially affects the value of the Collateral, the ability of Borrower or Lender to dispose of the Collateral, or the rights or remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against the Collateral. Borrower shall deliver to Lender any and all evidence of ownership of, and certificates of title to, any and all of the Equipment. Borrower shall not grant to any Person (other than Lender or the holder of a Permitted Lien) a Lien in the Collateral.

     6.8  Further Identification of Collateral.  Borrower shall furnish to
          ------------------------------------
Lender from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

     6.9  Good Repair.  Borrower shall keep and maintain all Collateral in good
          -----------
operating condition and repair, subject to ordinary wear and tear, make all necessary repairs thereto and replacement of parts thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;
and Borrower shall keep complete and accurate books and records with respect to the Collateral, including maintenance records.

     6.10 Loss; Damage; Destruction and Seizure.
          -------------------------------------

          6.10.1 If while payment Obligations are outstanding any item of Equipment is lost, stolen, destroyed, damaged or seized by a Governmental Authority (an "Event of Loss"), then, at Borrower's option, either (i) Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.6, from any award paid by the seizing Governmental Authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the next scheduled payment date succeeding such Event of Loss, an amount equal to the replacement value of the item of Equipment subject to the Event of which shall be held as additional Collateral for the Loan, or (ii) if no Event of Default has occurred and is continuing, Borrower may use any such proceeds to purchase an item of Equipment to replace the item of Equipment which was subject to the Event of Loss and such replacement Equipment shall become part of the Collateral. On the date of receipt by Lender of the amount specified hereinabove with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Agreement shall terminate as to such Collateral. Any proceeds of insurance maintained by Borrower with respect to the Collateral pursuant to Section 6.6 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from Governmental Authorities are in excess of the amount owed under this Section 6.10.1, Lender shall promptly remit to Borrower the amount in excess of the amount to be held by Lender.

          6.10.2 So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.6 received by Lender or Borrower with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this
Section 6.10 shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve Lender's first priority security interest and otherwise to avoid any impairment of Lender's rights under the Operative Documents, in connection with such repair or replacement.

ARTICLE 7.  CONFIDENTIALITY.

     Lender agrees to hold non-public information received by it in confidence and shall not disclose such information to third parties except to the extent any disclosure of such information is required by auditors, lenders, a court of competent jurisdiction or governmental authority, or to its partners or the partners of its affiliated investment funds. Lender further agrees to use its commercially reasonable efforts to bind those third parties to whom non-public information is disclosed to the terms of this Article 7.

ARTICLE 8.  PRESERVATION OF COLLATERAL BY LENDER.

     Should Borrower fall or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action which Borrower is obligated under any Operative Document to make, perform, observe, take or do at the time or in the manner provided in any Operative Document, then at Lender's sole and absolute discretion, without notice to or demand upon Borrower and without releasing Borrower from any obligation, covenant or condition in any Operative Document, Lender may make, perform, observe, take or do the same in such manner and to such extent as Lender may deem necessary to protect its security interest in or the value of the Collateral, and Borrower shall be liable to Lender for all costs and expenses incurred by Lender in connection therewith.

ARTICLE 9.  INSPECTION RIGHTS;  LOCATION.

     9.1  Inspection.  Borrower hereby grants Lender or its agents, from time to
          ----------
time upon not less than forty-eight (48) hours' advance written notice to Borrower during Borrower's normal business hours, the right to enter Borrower's premises for the purposes of inspecting all items of Collateral and ascertaining their location and condition. Borrower shall make reasonably available to Lender or its representative its personnel knowledgeable in the location, function and condition of such Collateral and shall reasonably assist Lender and its representatives in their inspection of such Collateral.

     9.2  Location.  Borrower shall keep the Collateral at the location
          --------
specified in Section 11.5, the locations specified in Schedule III hereto as it may be amended from time to time and such other locations as Lender shall consent to in writing, all of which locations shall be in the state of Washington. Borrower shall not permit any Collateral to be moved to a new location without the prior written consent of Lender.

ARTICLE 10.  EVENTS OF DEFAULT.

     10.1  Events of Default.  The occurrence of any of the following shall
           -----------------
constitute an "Event of Default" under this Loan Agreement and the Notes:

           10.1.1  Failure to Pay.  Borrower shall fail to pay when due any
                   --------------
principal, interest or other payment required under the terms of this Loan Agreement or any other Operative Document on the .date due and such payment shall not have been made within five (5) Business Days of the due date; or

           10.1.2  Insurance.  Borrower or any of its Subsidiaries shall fail to
                   ---------
observe or perform any covenant set forth in Section 6.6 and such failure shall continue for a period of five (5) Business Days after notice thereof is given to Borrower by Lender; or

           10.1.3  Breaches of Other Covenants.  Borrower or any of its
                   ---------------------------
Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Loan Agreement or the other Operative Documents (other than those specified in Sections 10.1.1 and 10.1.2) and such failure shall continue for ten (10) Business Days; or

           10.1.4  Representations and Warranties.  Any representation,
                   ------------------------------
warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Lender in writing in connection with this Loan Agreement or any of the other Operative Documents, or as an inducement to Lender to enter into this Loan Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

           10.1.5  Other Payment Obligations.  Borrower or any of its
                   -------------------------
Subsidiaries shall fail to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Loan Agreement and the other Operative Documents but including any other Indebtedness of Borrower or any of its Subsidiaries to Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or shall default in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause Indebtedness in an aggregate amount of Fifty Thousand Dollars ($50,000) or more to become due prior to its stated date of maturity; or

           10.1.6  Voluntary Bankruptcy or Insolvency Proceedings.  Borrower or
                   ----------------------------------------------
any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of affecting any of the foregoing; or

           10.1.7  Involuntary Bankruptcy or Insolvency Proceedings.
                   ------------------------------------------------
Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

           10.1.8  Judgments.  A final judgment or order for the payment of
                   ---------
money in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not ( be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

           10.1.9  Operative Documents.  Any Operative Document or any material
                   -------------------
term thereof shall cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms or if the Liens of Lender in the Collateral shall cease to be or shall not be valid, first priority perfected Liens or Borrower shall assert that such Liens are not valid, first priority and perfected Liens.

     10.2  Rights of Lender upon Default.  Upon the occurrence or existence of
           -----------------------------
any Event of Default (other than an Event of Default referred to in Sections
10.1.6 and 10.1.7) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Borrower, declare all outstanding Obligations payable by Borrower hereunder (including a Make-Whole Premium) to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 10.1.6 and 10.1.7, immediately and without notice, all outstanding Obligations payable by Borrower hereunder (including a Make-Whole Premium) shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

     10.3  Rights Regarding Collateral.  Borrower agrees that when any Event of
           ---------------------------
Default has occurred and is continuing, Lender shall have the tights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:
(a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale; and (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, arid whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     10.4  Waiver by Borrower.  Upon the occurrence of an Event of Default, to
           ------------------
the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

     10.5  Effect of Sale.  Any sale, whether under any power of sale available
           --------------
to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

     10.6  Application of Collateral Proceeds.  The proceeds and/or avails of
           ----------------------------------
the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows: (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender; (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, and second, to unpaid principal thereof; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and (d) Fourth, to the payment of the surplus, if any, to Borrower, it successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     10.7  Reinstatement of Rights.  If Lender shall have proceeded to enforce
           -----------------------
any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

ARTICLE 11.  MISCELLANEOUS.

     11.1  Modifications, Amendments or Waivers.  The provisions of any
           ------------------------------------
Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

     11.2  No Implied Waivers; Cumulative Remedies; Writing Required.  No delay
           ---------------------------------------------------------
or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a tight, power or remedy preclude any further exercise thereof or of any other tight, power or remedy. The tights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

     11.3  Expenses; Indemnification.  Borrower agrees upon demand to pay or
           -------------------------
reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender and its permitted assigns, each of Lender's or its permitted assigns' partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan, including acquisition, use, ownership, operation, possession, control, storage, return or condition of any item of Equipment constituting Collateral (regardless of whether such item of Equipment is at the time in the possession of Borrower), the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment constituting Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials from any item of Equipment financed by a Loan or constituting Collateral, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a direct and sole result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender and its permitted assigns, each of Lender's or its permitted assigns' partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees against any indemnified Claim described in this Section 11.3. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

     11.4  Waivers; Limitation on Damages.  (a) Borrower shall give Lender
           ------------------------------
written notice within three hundred sixty-five (365) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lender, whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Operative Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lender with respect hereto or thereto, and that if it shall fail to give such notice to Lender with regard to any such claim or cause of action, Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED

IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

     11.5  Notices; Payments.  All notices and other communications given to or
           -----------------
made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

           Borrower: ONVIA.COM, INC.
                     1000 Dexter Avenue
                     Suite 400
                     Seattle, WA 98104
                     Telephone: (206) 583-8752
                     Telecopier: (206) 583-8918
                     Attention: Chief Financial Officer

           Lender:   DOMINION VENTURE FINANCE L.L.C.
                     44 Montgomery Street
                     Suite 4200
                     San Francisco, CA 94104
                     Telephone: (415) 362-4890
                     Telecopier: (415) 394-9245
                     Attention: Chief Financial Officer

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

     11.6  Severability.  If any provision of any Operative Document is held
           ------------
invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

     11.7  Survival.  All representations, warranties, covenants and agreements
           --------
of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of Loan hereunder, the granting of security and the issuance of the Note.

     11.8  Governing Law.  This Agreement, the other Operative Documents and the
           -------------
rights and obligations of the parties hereto and thereto together with matters arising in connection therewith, shall be governed by and construed and enforced in accordance with the laws of the

State of California. Any action to enforce this Agreement against Borrower may be brought in California or, with regard to Collateral, may also be brought wherever such Collateral is located.

     11.9   Successors and Assigns.  This Agreement and the other Operative
            ----------------------
Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may assign all or any portion of its rights hereunder and under one or more Notes to any of its affiliated investment funds (an "Assignee") and may sell such rights to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Assignee or Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

     11.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     11.11  Further Assurances.  Borrower will, at its own expense, from time to
            ------------------
time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

     11.12  Right of First Offer.  So long as any Obligations are outstanding
            --------------------
hereunder, Borrower shall provide Lender with all requests for additional debt or lease financing prior to the time that such requests are provided to other financing sources. Should Borrower and Lender fail to agree on the terms and conditions of such financing within ten (10) Business Days of receipt of a request from Borrower, then Borrower may accept a funding source other than Lender.

     11.13  Power of Attorney in Respect of the Collateral.  Borrower does
            ----------------------------------------------
hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 3.1 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral,
(e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lender's reasonable opinion immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first written above.

LENDER:                                      BORROWER:

DOMINION VENTURE FINANCE L.L.C.              ONVIA.COM, INC.
a Delaware Limited Liability Company         a Washington corporation

By: DOMINION CAPITAL MANAGEMENT L.L.C.       By: /s/: Mark Calvert
a Delaware Limited Liability company,
its Managing Member                          Name: Mark Calvert

By: /s/: Emily Walther                       Title: CFO

Name: Emily Walther

Title: VP Finance

                                  SCHEDULE I

                                  Collateral
                                  ----------

                                  SCHEDULE II

                              Disclosure Schedule
                              -------------------

                                 SCHEDULE III

                             Collateral Locations
                             --------------------

                                   EXHIBIT A

                            SECURED PROMISSORY NOTE
                            -----------------------

$________________              Dated: ____________, 199_

     FOR VALUE RECEIVED, the undersigned, ONVIA.COM, INC. ("Borrower"), a Washington corporation, HEREBY PROMISES TO PAY to the order of DOMINION VENTURE FINANCE L.L.C., a Delaware Limited Liability Company ("Lender") the principal amount of _____________________Dollars ($________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan, on the dates and in the amounts set forth in the Loan Agreement.

     The principal amount of this Note shall be payable in_________ (___) consecutive monthly payments, the first_________ (___) of which shall be in the amount of _____________________ ($_________) per month, and the _________ (__th)
of which shall be in the amount of______________________ ($________), each of which shall be payable on the first day of each month commencing on ___________, 199_. This Note shall bear interest at a per annum rate of interest equal to _________percent (___%) per annum based upon a year of 360 days and actual days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

     On the date on which the last payment is due pursuant to the preceding paragraph, a final payment in addition to any remaining unpaid principal and accrued interest and all other amounts previously due hereunder, in the amount of $___________ shall be payable.

     Concurrently, with the funding of the Loan evidenced by this Note, Borrower has made an advance payment of interest for the period from the date hereof to the first Business Day of the month after the date hereof.

     Whenever any payment due hereunder shall fall on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     Principal, interest, premium, if any, and all other amounts due with respect to each Loan, are payable in lawful money of the United States of America to Lender at the address specified in the Loan Agreement. All payments made with respect to this Note shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

     This Note is one of the Notes referred to in, and is entitled to the benefits of the Loan and Security Agreement, dated as of [Date], between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower equal to

                     ***Nothing after this on Original***

                                      A-1